U S WEST AND SHARP TECHNOLOGY
               DEVELOPMENT AND DISTRIBUTION PARTNERSHIP AGREEMENT


This Development and Distribution Agreement ("Agreement"), is effective as of May 20, 1999 between SHARP TECHNOLOGY, INC., a Delaware corporation, having a place of business at Sharp Technology, 5120 Woodway, Suite 9029, Houston, TX 77056 USA ("Sharp") and U S WEST COMMUNICATIONS SERVICES, INC., a Colorado corporation, having a place of business at 1999 Broadway, 8th Floor, Denver, CO 80202 ("USW").

PURPOSE. The parties desire to jointly develop an Internet Control and Content Administration Product to be generally referred to as "It's Your Net" ("IYN") and to engage in other activities on the terms and conditions set forth in this Agreement. Additionally, the parties desire to disclose and grant rights to the other party with respect to IYN.

2.    RESPONSIBILITIES  OF  THE  PARTIES

2.1   It's  Your  Net  Product  Development:

2.1.1 Sharp  shall:

     (a) In cooperation with USW, complete the development of the IYN Concept and Product content features as described in Exhibit "A" attached hereto and incorporated herein;
     (b)  Develop  and  maintain  a  technical product support Web site for IYN;
     (c)  Develop a multi-media tutorial and instruction guide to accompany IYN;
     (d) Market IYN to other ISPs outside of the USW territory at Sharp's expense;
     (e) Provide all product maintenance and version upgrades during the contract period;
     (f)  Provide  USW  personnel  training and orientation with respect to IYN;
          and
     (g) Be responsible for the quality, technical accuracy, completeness, and coordination of all information, specifications, and other items and services furnished under this Agreement. If Sharp fails to meet applicable professional standards, Sharp shall correct or revise any error or deficiencies in the development.


2.1.2     USW  shall:

     (a) Actively offer and market IYN to current and new U S WEST.net customers at USW expense;
     (b) Agree to make IYN a part of U S WEST.net marketing materials during the term of this Agreement;
     (c) Where possible, introduce the availability of IYN to other regional Bell companies with the objective of expanding the distribution of IYN outside of the USW territory;
     (d)  Distribute  and  bill  for  IYN  sales  including  sales  by  Sharp.


2.1.3 Each party shall pay 50% of the development-related costs and expenses, including tutorials, domain names and product maintenance costs incurred during the development period. Such costs are estimated at $250,000 total and U S WEST's total share of such costs shall not exceed $125,000. No later than January 1, 2000, Sharp will provide an itemized invoice to U S WEST for development related costs.




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2.1.4 Each party shall be responsible for 50% of the royalty payments due to the developer of the underlying source code. Such royalty payments shall be based upon a $1.00 fee per copy of IYN sold. Sharp shall accurately account for the number of copies sold, remit the royalty payments directly to the owner, and invoice U S WEST for 50% of the fees. Sharp will pay 50% of the fees. U S WEST and Sharp will share equally from any fees paid by any other party.


2.2  Mutual  Use  of  Both  Parties  Marks.

2.2.1 Each party grants to the other party during the term of this Agreement a non exclusive, royalty free, worldwide right and license to use its respective trade names, trademarks, service names and service marks ("Marks") under the following conditions:

     (a) Ownership of the Mark. Each party may use the Mark of the other party so long as that use conforms to the terms of this Agreement. Both parties acknowledge that the other is the owner of their respective Mark. Neither party shall at any time do or suffer to be done any act or thing which will in any way impair the rights of the other in and to its respective Mark or the goodwill inherent in such Mark. It is understood that neither party shall acquire and shall not claim any title to the other's Mark adverse to the owner by virtue of the license granted herein, or through either party's use of the other's Mark, it being expressly agreed that all use of the respective Mark by other party shall inure to the benefit of the owner of said Mark. Both parties are estopped from challenging the validity of the other's respective Mark or from setting up any claim adverse to the owner of the Mark.

     (b) Use and Appearance of the Marks. Both parties shall comply with the conditions set forth in the other party's Corporate Identity Guidelines, as may be amended from time to time, or as directed by said owner, with respect to the style, color, appearance and manner of use of the Mark. Prior to producing, distributing or displaying any advertising or other material containing the Marks, the party requesting such use shall obtain prior written approval from the other party. Each party is solely responsible for ensuring that any uses of the other's Mark in any advertising or promotional materials or otherwise is approved by said owner of the Mark.

     (c) Quality Control and Right To Inspect. Sharp shall maintain a standard of quality for the Products offered under the Mark commensurate with standards previously achieved and maintained by USW and its subsidiaries, and shall, at a minimum, provide the Services in compliance with all laws and regulations. Representatives of USW shall have the right, at reasonable times to visit Sharp's facilities or inspect the rendering of the Services to ensure compliance with this paragraph.

2.2.2 Each party will submit to the other party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to IYN that reference the other party and/or its Marks (the "Materials"). Each party shall solicit and reasonably consider the views of the other party in designing and implementing such Materials. Once approved, the Materials (other than press releases) may be used by a party for the purpose of promoting IYN contained therein and reused for such purpose. Notwithstanding the foregoing, either party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other party and, is such event, prompt notice thereof shall be provided to the other party.


2.3  General.


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2.3.1  The  customers  who  purchase  the  software  packages through this joint marketing arrangement, shall be considered to be shared customers. Customer information shall be shared between these two companies but only for the purposes of tracking the customer's sale, for customer follow-up by the partnership, for technical support and for notification of program enhancements and up-grades. Neither party shall provide to any third parties any of a customer's personal information regarding specific users, including, without limitation, their names and addresses or any other information the provision of which could violate any privacy or other rights of users or third parties. Neither party will be required to include in any reports any information the provision of which to the other would cause such party to violate any law, rule or regulation or any contractual or legal obligation of such party to any other person.

2.4 Grant Clauses. Each of the parties to this Agreement shall have an undivided one-half ownership in the intellectual property rights ("Intellectual Property Rights") of the IYN Product or any other products or derivatives developed as part of this Agreement based on the joint work of the parties. For the purposes of this Agreement, intellectual property rights shall mean all worldwide rights under letter patent and application for letters patent and similar laws, copyright and rights of authorship, and trade secret law. Neither party shall be required to obtain the consent of, or account to, the other party for the exercise of Intellectual Property Rights in the IYN Product.


3.   REVENUE  SHARING.

3.1.1 All revenue generated by IYN shall be divided by the Parties equally. Revenue amounts due Sharp Technology under this Agreement shall be made by USW within thirty (30) days of the end of each month representing payments for the preceding calendar month. Sharp shall provide reports containing sufficient information for the calculation of such amounts to USW. In the event there is a dispute regarding the amount due, upon reasonable request, a party will provide copies of all records or other documentation relevant to the calculation of such amounts. The parties agree to maintain records supporting fees payable by either party for a period of three (3) years following the date that the payment was made. The relevant portion of such records and accounts shall be available for inspection and audit by an auditing Party or its representative (but not more than once in any twelve
     (12) month period) during regular business hours and upon reasonable advance written notice. The parties anticipate that IYN will be offered to U S West.net customers as a service for a monthly fee. Such fees are projected to be $3.00/month for residential customers and $8.00/month for business customers.

3.1.2 Each party agrees to pay directly taxes and/or surcharges it incurs under the law.


3.2  Software  Distribution  and  Associated  Billing, Order Fulfillment, and
     ------------------------------------------------------------------------
     Customer  Support.  USW  and/or its agents and Sharp shall sell the IYN and
     ------------------
     associated  software  packages.

3.3 The software version and computing platforms to be supported for all distributed software as well as the pricing structure for these software packages shall be determined by Sharp and USW jointly.

3.2.2 Customer support/Technical support for the IYN software packages shall be provided free to the customer via the IYN technical support web site to be provided by Sharp. All other technical support or customer support issues shall be handled by USW as part of its U S WEST.net customer support service.

3.2.3 All IYN Customer billing to USW end-users will be provided by USW through the U S WEST billing systems.

3.2.4 Order fulfillment to USW end-user customers will be accomplished through CD distribution or online downloading of the software package. Should customers desire to receive a hard copy of the software (i.e., via Floppy-diskette) then an extra fee will be billed to the customer (pursuant to Section 3.2.3, above) and this fee will be used to cover the additional manufacturing, distribution, and relevant shipping and handling costs.


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3.2.5 Sharp warrants that all IYN software applications provided to the customer will  be  Year  2000  software  compliant.


4.   MARKETING.

4.1 USW agrees to offer IYN to all current and future .net customers and prospects. USW will display or advertise IYN in appropriate U S WEST.net marketing and sales campaigns at its expense. Sharp will market IYN to prospective ISPs outside the USW 14-state region.


5.   TERM  /  TERMINATION

5.1 The initial term of this Agreement shall begin on the Effective Date and shall continue for three (3) years, and thereafter it may be canceled by mutual agreement of the parties.


6.   CONFIDENTIALITY.

6.1 Each party acknowledges and agrees that any and information marked as "Confidential" or "Proprietary" and relating to the other party's business and not publicly known including, without limitation, the contents of this Agreement, technical processes and formulas, source codes, names, addresses and information about users and advertisers, product designs, sales, costs and other unpublished financial information, product plans, and marketing data is confidential and proprietary information. Each party agrees that it shall take reasonable steps, at least substantially equivalent to the steps as it takes to protect its own proprietary information, other than by or to its employees or agents who must have access to such information to perform such party's obligations hereunder, who shall each treat such information as provided herein, and as may be required by either of the parties for public or private financing. To the extent that such information is publicly known, already known by, or in the possession of the non-disclosing party; is thereafter rightly obtained by the non-disclosing party from a source other than the disclosing party; or is required to be disclosed by law, regulation, or court order; then there shall be no restrictions of the use of such information. The parties obligations shall be binding for 2 years following the disclosure of such confidential information.


7.   REPRESENTATIONS  WARRANTIES  AND  INDEMNIFICATION.

7.1  USW Representations and Warranties.  USW represents and warrants to
     -----------------------------------
     Sharp Technology that (I) its Sites are or will be functional Internet sites accessible to subscribers of U S WEST.net; (II) the Sites do not and will not, to the best of its knowledge, contain any content, materials, advertising or services that infringe on or violate any applicable law or regulation, any proprietary right of any third party (including copyright, trademark, patent, and trade secret), or which is defamatory, obscene or offensive; (III) it has the right and authority to enter into and perform all obligations under this Agreement; and (IV) it shall comply with all applicable laws, statutes, ordinances, rules and regulations with respect to its Sites. In the event of an error, delay, defect, breakdown or failure of its Site, USW's obligation shall be limited to the use of reasonable diligence under the circumstances to restore its Sites to operation.


7.2  Sharp  Representations and Warranties. Sharp represents and warrants to USW
     -------------------------------------
     that (I) the IYN Concept and Product will be developed in a workmanlike manner and with professional diligence and skill in accordance with applicable professional and industry standards; (II) the sites that are allowed in the first level of the IYN Product do not and will not, to the best of its knowledge, contain any content, materials, advertising or services that give rise to any private cause of action, or which is defamatory, obscene or offensive; (III) it has the right and authority to enter into perform all obligations under this Agreement; and (IV) it shall comply with all applicable laws, statutes, ordinances, rules and regulations with respect to its Site(s).

7.3  Indemnity.  Each  party  will defend, indemnify, save and hold harmless the
     ---------
     other party, the other party's Affiliates, and their officers, directors, agents, and employees from any and all third-party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees


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     ("Liabilities"),  resulting  from  the  indemnifying  party's breach of any material duty, representation, or warranty contained in this Agreement, except there shall be no obligation to indemnify, defend, save and hold harmless where Liabilities result from the gross negligence or knowing and willful misconduct of the other party. Each party agrees to (I) promptly notify the other party in writing of any indemnifiable claim and (II) give the other party's expense and cooperate fully with the other party, at that other party's expense, in defending or settling such claims. Each party reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification by the other party.


8.   FREEDOM  TO  COMPETE.

8.1 Nothing in this Agreement precludes either party from independently performing research and developing products in fields related to the IYN Product.

8.2 Each party shall have the freedom to work independently with third parties in related technical areas, and neither party shall have any obligation to provide the by-product or results of such development to the other party under this Agreement.


9.   LIMITATION  OF  LIABILITY  AND  DISCLAIMER.

9.1 LIABILITY. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM THIS AGREEMENT, EXCEPT THAT NEITHER PARTY SHALL BE ENTITLED TO RECEIVE CONSEQUENTIAL DAMAGES FOR A BREACH OF ANY LICENSES GRANTED UNDER THIS AGREEMENT.


9.2  NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FOR TH IN THIS AGREEMENT,
     ---------------------------
     NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER SUBJECT TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.


10.  GENERAL  PROVISIONS.

10.1 Amendment.  No  change,  amendment or modification of any provision of this
     ----------
     Agreement shall be valid unless set forth in a written instrument signed by both parties. This Agreement sets forth the entire agreement and supersedes any and all prior agreements, written or oral, of the parties with respect to the transactions set forth herein.


10.2 Assignment. Neither this Agreement, nor any rights hereunder in whole or in
     -----------
     part, shall be assignable or otherwise transferable by either party; provided that either party may assign or transfer this Agreement and rights and obligations hereunder to any current or future Affiliate or successor if such assignee agrees in writing to the terms and conditions herein, except that USW may assign this Agreement to any successor company resulting from a merger, acquisition or corporate restructure.

10.3 Compliance  with  Laws.  This Agreement and the parties' actions under this
     -----------------------
     Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental or regulatory agency orders.

10.4 Construction.  In  the event that any provision of this Agreement conflicts
     -------------
     with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance


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     with  applicable  law,  and the remainder of this Agreement shall remain in full force and effect. There shall be no presumption for or against either party as a result of such party being the principle drafter of this Agreement.

10.5 Dispute  Resolution. Any claim, controversy or dispute between the parties,
     --------------------
     the parties' Affiliates, their agents, employees, officers, or directors ("Dispute") shall be resolved by arbitration conducted by single arbitrator engaged in the practice of law and familiar with the subject matter of the Dispute, under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees and shall share equally in the fees and expenses of the arbitrator. The arbitration shall occur in the City and State of the party against whom the arbitration is brought, and the laws of such state shall govern the construction and interpretation of the Agreement. It is expressly agreed that the arbitrator shall be authorized to issue injunctive relief pending an award in arbitration and either party may seek relief in an appropriate court of law to enforce such determination by an arbitrator.

10.6 Independent  Contractors.  The  parties  to  this Agreement are independent
     ------------------------
     contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party except those obligations defined in this agreement or those agreed to by the parties as addendum to this contract.

10.7 No  Waiver.  The  failure  of either party to insist upon or enforce strict
     -----------
     performance by the other party of any provision of this Agreement, or to exercise any right under this Agreement, shall not be construed as a waiver or relinquishment of such party's right to enforce any such provision or right in any other instance.

10.8 Notice.  Any  notice,  approval, request, authorization, direction or other
     -------
     communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (I) on the delivery date if delivered by electronic mail; (II) on the delivery date if delivered personally to the party to whom the same is directed; (III) one
     (1) business day after deposit with a commercial overnight carrier with written verification of receipt; or (IV) five (5) business days after the mailing date whether or not actually received, if sent by U. S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available to the Contact at the address of the party to whom the same is directed.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Sharp Technology, Inc.                  U S WEST Communications Services, Inc.

/s/  George  Sharp                      /s/ Roberto Cervantes for Micki Jacoby
------------------------------          --------------------------------------
Authorized  Signature                   Authorized  Signature


George  Sharp                           Roberto  Cervantes
------------------------------          --------------------------------------
Name  Typed  or  Printed                Name  Typed  or  Printed


CEO                                     Manager
------------------------------          --------------------------------------
Title                                   Title



11/4/99                                 11/3/99
------------------------------          --------------------------------------
Date                                    Date


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Address  for  Notices:                  Address  for  Notices:

5120 Woodway, Suite 9029                1999  Broadway,  8th  Floor
Houston,  TX  77056                     Denver,  CO  80202


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